                                  Exhibit 4(ii)
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                                   ENDORSEMENT

                    Individual Retirement Annuity Endorsement

This Endorsement forms a part of the Contract to which it is attached. This Endorsement applies to a Contract issued under Section 408 of the Internal Revenue Code. In the case of a conflict with any provision in the Contract or Rider, the terms of this Endorsement will control. This Endorsement is effective upon issuance to the Owner.

SECTION A18, Owner, is amended to read as follows:

         Owner: The person named in the Application who has all rights under this Contract. The Annuitant shall be the Owner of this Contract.

SECTION B11, Assignment, is amended to read:

         Non-Assignment: To the extent permitted by law, this Contract and the benefits or payments under this Contract are not assignable or otherwise transferable. This Contract may be assigned for purposes of an Internal Revenue Code Section 1035 exchange.

SECTION B13, Exclusive Benefit, is added to the Contract:

         Exclusive Benefit: This Contract is established for the exclusive benefit of the Annuitant and Beneficiaries.

SECTION B14, Nonforfeitable, is added to the Contract:

         Nonforfeitable: The interest of the Annuitant in this Contract is nonforfeitable.

SECTION B15, Nontransferable, is added to the Contract:

         Nontransferable: This Contract is nontransferable by the Annuitant.

SECTION B16, Life Insurance Contracts, is added to the Contract:

         Life Insurance Contracts: No part of the Contract Value will be invested in life insurance contracts.

SECTION C6, Contribution Limit, is added to the Contract:

         Contribution Limit:

         (a) If this Contract is purchased to fund an Individual Retirement Annuity under Section 408(b) of the Internal Revenue Code, the annual contribution to the Contract must be in cash and may not exceed the lesser of $2,000 or 100% of Compensation. In the case of a spousal IRA, separate Contracts are established for each spouse. Annual contributions to the two Contracts together may not exceed $2,250, while no more than $2,000 may be contributed to any one of the two Contracts. Such limitations shall not include rollover contributions under Sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Internal Revenue Code. Deductibility of contributions depends on active participation in an employer sponsored retirement plan and adjusted gross income.

         (b) Compensation is defined in Internal Revenue Code Section 219(f) and the regulations thereunder as follows: Wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in
             Section 401(c)(2) of the Internal Revenue Code (reduced by the
             deduction the      self-employed individual takes for
             contributions made to a self-employed retirement plan). For purposes of this definition, IRC Section 401 (c)(2) shall be applied as if the term "trade" or "business" for purposes of IRC
             Section 1402 included service described in Subsection (c)(6). Compensation does not include amounts


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             derived from or received as earnings or profits from property
             (including but not limited to interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. Compensation shall include any amount includible in the individual's gross income under IRC Section 71 with respect to a divorce or separation instrument described in Subparagraph (A) of
             Section 71(b)(2).

SECTION E5, Death of Annuitant, is deleted.

SECTION E5, Minimum Distribution Rules, is added to the Contract:

         Minimum Distribution Rules: All Settlement Options and Systematic Withdrawal shall distribute the Contract Value pursuant to the Minimum Distribution Rules in Section 408(a)(6) or Section 408(b)(3) and
         Section 401 (a)(9) of the Internal Revenue Code, including the minimum distribution incidental benefit requirement of Section 401(a)(9)(G) of the Internal Revenue Code and Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

         (a) Minimum Distribution Rules:

              (i)Required Beginning Date: Minimum Distributions must begin by the Annuitant's Required Beginning Date, defined as April 1 following the year the Annuitant reaches age 70 1/2 . If the Annuitant has reached age 70 1/2 as of the Contract Date, the Required Beginning Date is no later than the close of the taxable year following the taxable year during which the Contract is issued.

              (ii) Minimum Distribution Requirements: The Minimum Distributions
                  must be in equal or substantially equal amounts, over:

                  (I) The life of the Annuitant, or the lives of the Annuitant and the designated Beneficiary; or

                  (II) A period not extending beyond the life expectancy of the
                      Annuitant, or the joint and last survivor expectancy of the Annuitant and the designated Beneficiary.

              (iii) Minimum Amounts to be Distributed: If the Annuitant's entire
                  Contract Value is to be distributed in other than a lump sum, then the amount to be distributed each year (commencing with the first calendar year for which distributions are required to begin and for each calendar year thereafter) must be at least an amount equal to the quotient obtained by dividing the Contract Value by the lesser of (1) the applicable life expectancy of the Annuitant or (2) if the Annuitant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Question and Answer 4 or Question and Answer 5, as applicable, of Proposed Income Tax Regulation 1.401(a)(9)-2. Payments must be made in periodic payments of intervals no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in Question and Answer F-3 of Proposed Income Tax Regulation 1.401(a)(9)-1. Distributions after the death of the Annuitant shall be calculated using the applicable life expectancy as the relevant divisor without regard to Proposed Regulation 1.401(a)(9)-2.

         (b) Life Expectancy: The Annuitant and a designated Beneficiary who is the spouse of a deceased Annuitant may elect whether or not to recalculate life expectancy. Life expectancy may be recalculated no more frequently than annually. This election is irrevocable and shall apply to all subsequent years. It must be made by written notice to First SAFECO at its Home Office no later than the Required Beginning Date. If an election is not made, life expectancy for the Annuitant and a designated Beneficiary who is a spouse will be recalculated. Under the non-recalculation method, benefits are provided for a specific number of years and may terminate prior to the Annuitant's or Beneficiary's death.

             The life expectancy of a non-spouse Beneficiary may not be recalculated. Life expectancy will be calculated using the attained age of such Beneficiary during the calendar year in which distributions are required to begin, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

             Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples contained in Tables V and VI, Section 1.72-9 of the Income Tax Regulations.

         (c) Annuitant's Death Prior to Required Beginning Date: If the Annuitant dies before distributions are considered to have commenced, the Contract Value must be distributed according to one of the following options:


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           (i)   The entire Contract Value remaining must be distributed by
                 December 31 of the year which contains the fifth anniversary of the Annuitant's death; or

           (ii) Unless the Annuitant or Beneficiary has elected (i), the entire Contract Value must be distributed over a period not extending beyond a designated Beneficiary's life or life expectancy in substantially equal installments.

                 Under this option a non-spouse Beneficiary must begin distributions no later than December 31 of the calendar year immediately following the calendar year of the Annuitant's death. The Beneficiary may elect at any time to receive greater payments.

                 A surviving spouse may elect, no later than the earlier of December 31 of the calendar year containing the fifth anniversary of the Annuitant's death or the date distributions are required to begin, to receive equal or substantially equal payments over the life or life expectancy of the surviving spouse commencing at any date prior to the later of (1) December 31 of the calendar year immediately following the calendar year in which the Annuitant died and (2) December 31 of the calendar year in which the Annuitant would have attained age 70 1 /2 . The surviving spouse may increase the frequency or amount of such payments at any time.

                 A surviving spouse may also elect to treat the Contract as the spouse's own, and then delay distributions until the 1st of April following the calendar year in which the spouse reaches age 70 1 /2 if that date is later than the Annuitant's death or the date the Annuitant would have reached age 70 1 /2 . Such election is considered made if:

                   (I) Amounts required to be distributed on the Annuitant's
                       death have not been distributed from the Contract;

                  (II) A regular IRA contribution or rollover contribution is made to the Contract;

                 (III) A rollover is made from the Contract; or

                  (IV) The spouse fails to make another election.

     (d) Annuitant's Death On or After Required Beginning Date: If the Annuitant dies on or after the date distributions are considered to have commenced, payment to the designated Beneficiary must continue at least as rapidly as the method in effect prior to the Annuitant's death.

SECTION E6, Death of Owner Prior to Annuity Date, is deleted.

SECTION E6, Minimum Guaranteed Death Benefit on Death of Annuitant Prior to Annuity Date, is added to the Contract:

     (a) The Minimum Guaranteed Death Benefit: The initial Minimum Guaranteed Death Benefit shall be equal to the initial Net Purchase Payment. Additional Net Purchase Payments are added to the Minimum Guaranteed Death Benefit. The Minimum Guaranteed Death Benefit will be adjusted after any Withdrawal by multiplying it by the ratio of the Contract Value after the Withdrawal to the Contract Value before the Withdrawal. The Minimum Guaranteed Death Benefit shall be redetermined on each Eight Year Contract Anniversary by taking the greater of the Contract Value on that Eight Year Contract Anniversary or the previous Minimum Guaranteed Death Benefit. The Minimum Guaranteed Death Benefit shall subsequently be increased for additional Net Purchase Payments and adjusted after any Withdrawals in the same manner as the initial Minimum Guaranteed Death Benefit is adjusted. After the Annuitant's death, the Minimum Guaranteed Death Benefit will be reduced dollar for dollar by any Withdrawals.

     (b) Death Benefit Options: Upon the death of the Annuitant prior to the Annuity Date, the Beneficiary may elect a Settlement Option or to receive a single lump sum payment.

     (c) Death Benefit (Prior to age 72)

         If the Annuitant dies prior to age 72 and before the Annuity Date, and provided that the Beneficiary provides due proof of death in a form satisfactory to First SAFECO and has elected a Death Benefit Option within six (6) months of the date of death, the amount of the Death Benefit will be the greater of:

         (i) the Contract Value on the date of election of a Death Benefit Option by the Beneficiary; or

         (ii) the Minimum Guaranteed Death Benefit.


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     (d) Death Benefit (On or After age 72)

         If the Owner dies on or after age 72 and before a Settlement Option has commenced, and provided that the Beneficiary provides due proof of death in a form satisfactory to First SAFECO and has elected a Death Benefit Option within six (6) months of the date of death, the amount of the Death Benefit will be the greater of:

         (i) the Contract Value on the date of election of a Death Benefit Option by the Beneficiary; or

         (ii)the Minimum Guaranteed Death Benefit established on the last Eight Year Contract Anniversary preceding the Annuitant's 72nd birthday, adjusted for any Net Purchase Payments received or Withdrawals taken since that Eight Year Contract Anniversary.

     (e) Death Benefit (Death Notification or Death Benefit Option election more than Six Months after Date of Death).

         If notification of death or election of a Death Benefit Option occurs after the six-month anniversary of the date of death, the death benefit will be the Contract Value on the date of election of a Death Benefit Option determined as follows: the Contract Value calculated as of the six-month anniversary of the date of death will be compared with the last calculated Minimum Guaranteed Death Benefit to determine if additional funds are required to be added by First SAFECO to equal such Minimum Guaranteed Death Benefit. First SAFECO will supplement any deficiency in Contract Value, such that Contract Value will equal the Minimum Guaranteed Death Benefit. Thereafter, until the date of election of a Death Benefit Option, the Contract Value attributable to First SAFECO's contribution will be guaranteed and interest paid thereon at prevailing money market rates; the portion of Contract Value existing on the six-month anniversary of the date of death will be subject to adjustment reflecting the investment experience for the period from the six-month anniversary to the election of a Death Benefit Option. In addition, the amount of the death benefit will be reduced dollar for dollar by any Withdrawal after the Annuitant's death.

SECTION E7, Death of Owner After Annuity Date, is deleted.

SECTION E14, Commencement of Minimum Distributions, is added to the Contract:

     Commencement of Minimum Distributions:

     (a) Minimum Distributions will commence no later than April 1 following the year in which the Annuitant attains age 70 1 /2 , unless the Annuitant sends written notice to First SAFECO that the minimum distributions for this Contract will be taken from another IRA and requests that distributions not be taken from this Contract.

         An individual may satisfy the minimum distribution requirements under Sections 408(a)(6) and 408(b)(3) of the Internal Revenue Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the owner of two or more IRAs may use the 'alternative method' described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

      (b)If First SAFECO has not received written notice prior to March 1 following the year in which the Annuitant attains age 70 1 /2 :

         (i) If designated Beneficiary information has been provided to First SAFECO, First SAFECO will make the Required Minimum Distributions based on joint life expectancy with recalculation of life expectancy under a Systematic Withdrawal program and in accordance with the Minimum Distribution Rules in Section 401(a)(9) of the Internal Revenue Code.

         (ii)If designated Beneficiary information has not been provided to First SAFECO, First SAFECO will make the Required Minimum Distributions based on single life expectancy with recalculation of life expectancy under a Systematic Withdrawal program and in accordance with the Minimum Distribution Rules in Section 401(a)(9) of the Internal Revenue Code.



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SECTION G7, Taxes, is amended to read as follows:

         Taxes: First SAFECO reserves the right to deduct premium taxes or other taxes levied by any governmental entity which First SAFECO, in its sole discretion, determines have resulted from the establishment or maintenance of this Contract or any portion of this Contract, the receipt by First SAFECO of Purchase payments or Annuity premium payments, or the commencement of Annuity payments. If First SAFECO exercises this right the Sub-Account from which the taxes will be deducted will be determined by the hierarchical order of the Sub-Accounts as listed on the Contract Data Page.

All other terms and conditions of the Contract remain unchanged.

                                 FIRST SAFECO NATIONAL LIFE INSURANCE COMPANY
                                 OF NEW YORK



                                 /s/ RE Zunker
                                 --------------------------
                                 R.E. Zunker
                                 President


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                                  ENDORSEMENT

                       Tax Sheltered Annuity Endorsement

This Endorsement forms a part of the Contract to which it is attached. This Endorsement applies to a Contract issued under Section 403(b) of the Internal Revenue Code. In the case of a conflict with any provision in the Contract, the terms of this Endorsement will control. This Endorsement is effective upon issuance to the Owner.

SECTION A18, Owner, is amended to read as follows:

         Owner: The person named in the Application who has all rights under this Contract. The Annuitant shall be the Owner of this Contract.

SECTION B6, Misstatement of Age or Sex, is amended to read as follows:

         Misstatement of Age: First SAFECO may require proof of the age of the Annuitant before making any Life Annuity payment provided for by this Contract. If the age of the Annuitant has been misstated, the amount payable will be the amount that the Contract Value would have provided at the correct age.

         Once Annuity payments have begun, any underpayment will be made up in one sum with the next Annuity payment, with interest of 6%. Any overpayment will be deducted from future Annuity payments until the total is repaid, with interest of 6%.

SECTION B11, Assignment, is amended to read:

         Non-Assignment: To the extent permitted by law, this Contract and the benefits or payments under this Contract are not assignable or otherwise transferable.

SECTION B13, Exclusive Benefit, is added to the Contract:

         Exclusive Benefit: This Contract is established for the exclusive benefit of the Annuitant and Beneficiaries.

SECTION B14, Nonforfeitable, is added to the Contract:

         Nonforfeitable: The interest of the Annuitant in this Contract is nonforfeitable.

SECTION B15, Nontransferable, is added to the Contract:

         Nontransferable: This Contract is nontransferable by the Annuitant, except to the issuer of this Contract.

SECTION C6, Contribution Limit, is added to the Contract:

         Contribution Limit: If contributions to this Contract are made under a salary reduction agreement, the maximum contribution when combined with all other plans, contracts, or arrangements may not exceed the lesser of the limits provided for in Section 403(b)(2), 402(g) and 415(c) of the Internal Revenue Code.

SECTION C7, Plan, is added to the Contract:

         Plan: The terms of this Contract are subject to the provisions of any plan under which this Contract is issued.

SECTION C8, Annuity Purchase Agreement, is added to the Contract:

         Annuity Purchase Agreement: The Annuitant and the Annuitant's employer must have an agreement under the terms of which the employer agrees to make Purchase Payments on the Annuitant's behalf to be applied to this Contract. The agreement must provide for the purchase of a Contract which qualifies for tax deferral under Section 403(b) of the Internal Revenue Code. All Purchase Payments must be made by the employer on behalf of the Annuitant.

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SECTION E5, Death of Annuitant, is deleted.

SECTION E5, Minimum Distribution Rules, is added to the Contract:

         Minimum Distribution Rules: All Settlement Options and Systematic Withdrawal shall distribute the Contract Value pursuant to the Minimum Distribution Rules in Section 401(a)(9) of the Internal Revenue Code.

         (a) Minimum Distribution Rules:

              (i) Required Beginning Date: Minimum Distributions must begin by the Annuitant's Required Beginning Date, defined as April 1 following the year the Annuitant reaches age 70 1/2, with the following exceptions:

                   (I) For an Annuitant who was born prior to July 1, 1917, the
                       Required Beginning Date is April 1 following the calendar year in which the Annuitant retires.

                  (II) For an Annuitant who is a participant in a governmental or church plan, the Required Beginning Date is April 1 following the later of the calendar year in which the Annuitant reaches age 70 1/2 or retires.

                  If the Annuitant has reached the Required Beginning Date as of the Contract Date, distributions must begin no later than the close of the taxable year following the taxable year during which the Contract is issued.

             (ii) Minimum Distribution Requirements: The Minimum Distributions
                  must be in equal or substantially equal amounts, over:

                   (I) The life of the Annuitant, or the lives of the Annuitant and the designated Beneficiary; or

                  (II) A period not extending beyond the life expectancy of the
                       Annuitant, or the joint and last survivor expectancy of the Annuitant and the designated Beneficiary.

         (b) Life Expectancy: The Annuitant and a designated Beneficiary who is the spouse of a deceased Annuitant may elect whether or not to recalculate life expectancy. Life expectancy may be recalculated no more frequently than annually. This election is irrevocable and shall apply to all subsequent years. It must be made by written notice to First SAFECO at its Home Office no later than the Required Beginning Date. If an election is not made, life expectancy for the Annuitant and a designated Beneficiary who is a spouse will be recalculated. Under the non-recalculation method, benefits are provided for a specific number of years and may terminate prior to the Annuitant's or Beneficiary's death.

             The life expectancy of a non-spouse Beneficiary may not be recalculated. Life expectancy will be calculated using the attained age of such Beneficiary during the calendar year in which distributions are required to begin, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

             Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples contained in Tables V and VI, Section 1.72-9 of the Income Tax Regulations.

         (c) Annuitant's Death Prior to Required Beginning Date: If the Annuitant dies before distributions are considered to have commenced, the Contract Value must be distributed according to one of the following options:

              (i) The entire Contract Value remaining must be distributed by
                  December 31 of the year which contains the fifth anniversary of the Annuitant's death; or

             (ii) Unless the Annuitant or Beneficiary has elected (i), the entire Contract Value must be distributed over a period not extending beyond a designated Beneficiary's life or life expectancy in substantially equal installments.

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                  Under this option a non-spouse Beneficiary must begin
                  distributions no later than December 31 of the calendar year immediately following the calendar year of the Annuitant's death. The Beneficiary may elect at any time to receive greater payments.

                  A surviving spouse may elect, no later than the earlier of December 31 of the calendar year containing the fifth anniversary of the Annuitant's death or the date distributions are required to begin, to receive equal or substantially equal payments over the life or life expectancy of the surviving spouse commencing at any date prior to the later of (1) December 31 of the calendar year immediately following the calendar year in which the Annuitant died and (2) December 31 of the calendar year in which the Annuitant would have attained age 70 1/2 . The surviving spouse may increase the frequency or amount of such payments at any time.

         (d) Annuitant's Death On or After Required Beginning Date: If the Annuitant dies on or after the date distributions are considered to have commenced, payment to the designated Beneficiary must continue at least as rapidly as the method in effect prior to the Annuitant's death.

SECTION E6, Death of Owner Prior to Annuity Date, is deleted.

SECTION E6, Minimum Guaranteed Death Benefit on Death of Annuitant Prior to Annuity Date, is added to the Contract:

         (a) The Minimum Guaranteed Death Benefit: The initial Minimum Guaranteed Death Benefit shall be equal to the initial Net Purchase Payment. Additional Net Purchase Payments are added to the Minimum Guaranteed Death Benefit. The Minimum Guaranteed Death Benefit will be adjusted after any Withdrawal by multiplying it by the ratio of the Contract Value after the Withdrawal to the Contract Value before the Withdrawal. The Minimum Guaranteed Death Benefit shall be redetermined on each Eight Year Contract Anniversary by taking the greater of the Contract Value on that Eight Year Contract Anniversary or the previous Minimum Guaranteed Death Benefit. The Minimum Guaranteed Death Benefit shall subsequently be increased for additional Net Purchase Payments and adjusted after any Withdrawals in the same manner as the initial Minimum Guaranteed Death Benefit is adjusted. After the Annuitant's death, the Minimum Guaranteed Death Benefit will be reduced dollar for dollar by any Withdrawals.

         (b) Death Benefit Options: Upon the death of the Annuitant prior to the Annuity Date, the Beneficiary may elect a Settlement Option or to receive a single lump sum payment.

         (c) Death Benefit (Prior to age 72)

             If the Annuitant dies prior to age 72 and before the Annuity Date, and provided that the Beneficiary provides due proof of death in a form satisfactory to First SAFECO and has elected a Death Benefit Option within six (6) months of the date of death, the amount of the Death Benefit will be the greater of:

             (i) the Contract Value on the date of election of a Death Benefit Option by the Beneficiary; or

             (ii) the Minimum Guaranteed Death Benefit.

         (d) Death Benefit (On or After Age 72)

             If the Annuitant dies on or after age 72 and before the Annuity Date, and provided that the Beneficiary provides due proof of death in a form satisfactory to First SAFECO and has elected a Death Benefit Option within six (6) months of the date of death, the amount of the Death Benefit will be the greater of:

              (i) the Contract Value on the date of election of a Death Benefit
                  Option by the Beneficiary; or

             (ii) the Minimum Guaranteed Death Benefit established on the last
                  Eight Year Contract Anniversary preceding the Annuitant's 72nd birthday, adjusted for any Net Purchase Payments received or Withdrawals taken since that Eight Year Contract Anniversary.

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
         (e) Death Benefit (Death Notification or Death Benefit Option election more than Six Months after Date of Death).

             If notification of death or election of a Death Benefit Option occurs after the six month anniversary of the date of death, the death benefit will be the Contract Value on the date of election of a Death Benefit Option determined as follows: the Contract Value calculated as of the six month anniversary of the date of death will be compared with the Minimum Guaranteed Death Benefit calculated immediately prior to the six month anniversary of the date of death to determine if additional funds are required to be added by First SAFECO to equal such Minimum Guaranteed Death Benefit. First SAFECO will supplement any deficiency in Contract Value, such that Contract Value will equal the Minimum Guaranteed Death Benefit. Thereafter, until the date of election of a Death Benefit Option, the Contract Value attributable to First SAFECO's contribution will be guaranteed and interest paid thereon at prevailing money market rates; the portion of Contract Value existing on the six-month anniversary of the date of death will be subject to adjustment reflecting the investment experience for the period from the six-month anniversary to the election of a Death Benefit Option. In addition, the amount of the death benefit will be reduced dollar for dollar by any Withdrawal after the Annuitant's death.

SECTION E7, Death of Owner After Annuity Date, is deleted.

SECTION E14, Commencement of Minimum Distributions, is added to the Contract:

         Commencement of Minimum Distributions:

         (a) Minimum Distributions will commence no later than April 1 following the year in which the Annuitant attains age 70 1/2 , unless the Annuitant sends written notice to First SAFECO:

             (i)  Requesting that distributions not commence; or

             (ii) Notifying First SAFECO that the Annuitant meets one of the criteria for a later Required Beginning Date.

         (b) If First SAFECO has not received written notice prior to March 1 following the year in which the Annuitant attains age 70 1/2 :

             (i) If designated Beneficiary information has been provided to First SAFECO, First SAFECO will make the Required Minimum Distributions based on joint life expectancy with recalculation of life expectancy under a Systematic Withdrawal program and in accordance with the Minimum Distribution Rules in Section 401 (a)(9) of the Internal Revenue Code.

             (ii) If designated Beneficiary information has not been provided to
                  First SAFECO, First SAFECO will make the Required Minimum Distributions based on single life expectancy with recalculation of life expectancy under a Systematic Withdrawal program and in accordance with the Minimum Distribution Rules in Section 401 (a)(9) of the Internal Revenue Code.

         (c) The calculation of the Required Minimum Distribution will be based on the entire Contract Value as of the end of the calendar year preceding the distribution year.

SECTION F10, Withdrawal Restrictions, is added to the Contract:

         Withdrawal Restrictions:

         (a) Withdrawals are restricted under Section 403(b) of the Internal Revenue Code for:

             (i)   Salary reduction contributions made after December 31, 1988;

             (ii) Income attributable to salary reduction contributions made after December 31, 1988;

             (iii) Income attributable to amounts held as of December 31, 1988;
                   and

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
             (iv) Contracts that contain a full or partial transfer of funds from a previous Section 403(b)(7) account.

         (b) The Withdrawal restrictions under Section 403(b) of the Internal Revenue Code allow Withdrawals only when the Annuitant:

             (i)  Attains age 59 1/2;

             (ii) Separates from service;

             (iii) Dies;

             (iv) Becomes disabled (as defined in Section 72(m)(7) of the
                  Internal Revenue Code); or

             (v) In the case of hardship. Withdrawals for hardship are restricted to the portion of the Contract Value which represents contributions made by the Annuitant and does not include any income attributable to salary reduction contributions made after December 31, 1988 or income attributable to amounts held as of December 31, 1988.

         (c) Withdrawal of restricted funds may result in disqualification of the Contract as a tax qualified plan and subject the Withdrawal to federal income tax penalties.

SECTION F11, Direct Rollovers, is added to the Contract:

         Direct Rollovers: The Annuitant or Beneficiary may elect to have any eligible rollover distribution, or any portion of an eligible rollover distribution, paid directly to an eligible retirement plan.

SECTION G7, Taxes, is amended to read as follows:

         Taxes: First SAFECO reserves the right to deduct premium taxes or other taxes levied by any governmental entity which First SAFECO, in its sole discretion, determines have resulted from the establishment or maintenance of this Contract or any portion of this Contract, the receipt by First SAFECO of Purchase Payments or Annuity premium payments, or the commencement of Annuity Payments. If First SAFECO exercises this right, the Sub-Account from which the taxes will be deducted will be determined by the heirarchical order of the Sub-Accounts as listed on the Contract Data Page.

SECTION H, Annuity Purchase Rate Table, is amended to read as follows:

         H1 Mortality Tables Used: The rates in the Variable Annuity Purchase Rate Table are based upon the 1983a Mortality Table Projected 20 Years with Projection Scale G; 50% Male and 50% Female. An age setback of one year will be used if the Annuity payment begins in the year 2000-2009, two years if the Annuity payment begins in the year 2010-2019, and an additional one year setback for each additional ten years. The effective interest rate assumed in the Variable Annuity Purchase Rate Table is 4%.

H2 Variable Annuity Purchase Rate Table:

            CONSIDERATION REQUIRED TO PURCHASE $1 OF MONTHLY ANNUITY*

                                  UNISEX RATES


                                       LIFE
                                     ANNUITY          JOINT & SURVIVOR ANNUITY**
     AGE OF          LIFE           120-MONTHS          100%               50%
   ANNUITANT       ANNUITY           CERTAIN           ANNUITY           ANNUITY
   ---------       -------          ----------         -------           -------

      55           $208.85           $210.55           $233.18           $221.02
      56            205.59            207.42            230.40            218.00
      57            202.23            204.22            227.53            214.88
      58            198.76            200.94            224.55            211.66
      59            195.20            197.58            221.47            208.34
      60            191.54            194.16            218.29            204.91
      61            187.79            190.67            215.00            201.39
      62            183.95            187.12            211.61            197.78
      63            180.01            183.53            208.11            194.06
      64            176.00            179.88            204.51            190.25
      65            171.91            176.20            200.80            186.36
      66            167.75            172.50            197.00            182.38
      67            163.53            168.77            193.09            178.31
      68            159.25            165.04            189.08            174.16
      69            154.90            161.31            184.98            169.94
      70            150.50            157.59            180.77            165.64
      71            146.05            153.89            176.48            161.26
      72            141.55            150.23            172.10            156.82
      73            137.02            146.62            167.63            152.32
      74            132.46            143.09            163.09            147.78
      75            127.90            139.63            158.49            143.19

         * The consideration shown refers to the net value used to purchase an Annuity, after premium taxes or other applicable charges are deducted.

         **  Annuitant and Co-Annuitant are assumed to be the same age.

         Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation.

         Consideration for ages or combination of lives not shown will be furnished by First SAFECO upon request.

SECTION I8, Mortality Tables Used, is amended to read as follows:

         Mortality Tables Used: The rates in the Fixed Annuity Purchase Rate Table are based upon the 1983a Mortality Table Projected 20 Years with Projection Scale G; 50% Male and 50% Female. The effective interest rate assumed in the Fixed Annuity Purchase Rate Table is 3%.

SECTION I8, Fixed Annuity Purchase Rate Table, is amended to read as follows:

                       Fixed Annuity Purchase Rate Table

           CONSIDERATION REQUIRED TO PURCHASE $1 OF MONTHLY ANNUITY*

                                  UNISEX RATES



                                       LIFE
                                     ANNUITY          JOINT & SURVIVOR ANNUITY**
     AGE OF          LIFE           10-YEARS            100%               50%
   ANNUITANT       ANNUITY           CERTAIN           ANNUITY           ANNUITY
   ---------       -------          ----------         -------           -------
      55           $236.33           $238.26           $267.87           $252.10
      56            231.98            234.07            263.96            247.97
      57            227.55            229.82            259.98            243.77
      58            223.04            225.49            255.83            239.44
      59            218.43            221.11            251.58            235.01
      60            213.73            216.66            247.23            230.48
      61            208.95            212.15            242.77            225.86
      62            204.08            207.60            238.20            221.14
      63            199.13            203.02            233.54            216.33
      64            194.11            198.41            228.77            211.44
      65            189.04            193.78            223.91            206.47
      66            183.90            189.14            218.95            201.43
      67            178.71            184.51            213.91            196.31
      68            173.48            179.90            208.77            191.12
      69            168.20            175.32            203.55            185.87
      70            162.88            170.77            198.24            180.56
      71            157.59            166.32            192.99            175.29
      72            152.29            161.93            187.69            169.99
      73            146.98            157.62            182.22            164.60
      74            141.67            153.42            176.70            159.19
      75            136.38            149.34            171.13            153.75

         * The consideration shown refers to the net value used to purchase an Annuity, after premium taxes or other applicable charges are deducted. For example, it would cost $189,040 for an Annuitant age 65 to receive a Fixed Life Annuity which provides a monthly income of $1,000.00.

         **  Annuitant and Co-Annuitant are assumed to be the same age.

         Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation.

         Consideration for ages or combination of lives not shown will be furnished by First SAFECO upon request.

SECTION I13, Loans, is added to the Contract:

         (a) Prior to the Annuity Date and upon approval of application to First SAFECO, an Annuitant may borrow funds from First SAFECO using the Annuitant's interest in the Contract as security for the loan. Any loan is subject to the terms of this Contract, the Plan and Section 72(p) of the Internal Revenue Code.

         (b) The minimum loan available is $1,000. First SAFECO reserves the right to limit the maximum loan available to 50% of the Contract Value, subject to the Annuitant's acceptance of First SAFECO's loan agreement. In no event will the amount of the loan exceed $50,000.


         (c) The Annuitant may apply for only one loan per Contract Year and no more than one loan may be outstanding at any time.

         (d) A loan is made from a collateral loan account into which the loan amount is transferred, on a LIFO basis, from the Fixed Account. The loan annual interest rate will be 8%. The interest rate credited to the collateral loan account will be 6%. Interest on the outstanding loan and on the collateral loan account balance will accrue and compound daily.

         (e) Loan repayments must be made at least quarterly and identified as such or they will be treated as Purchase Payments. A loan must be repaid within 5 years unless the loan is for the purchase of the principal residence of the Annuitant. In any event, the term of a loan will not exceed 20 years and will not extend beyond the date the Annuitant reaches age 70 1/2.

             If the Annuitant does not make loan repayments when due, the outstanding loan balance will be in default and treated as a distribution, as permitted by law. The outstanding loan balance and the collateral loan account will continue to accrue interest until the Annuitant repays the loan or First SAFECO forecloses on the collateral interest. If the Annuitant defaults and does not repay the loan, First SAFECO may foreclose on the Annuitant's tax sheltered annuity account value subject to its security interest once a distributable event within the meaning of Section 403(b)(11) of the Internal Revenue Code occurs. A distributable event occurs when the Annuitant becomes age 59 1/2 , separates from service with the Annuitant's employer, becomes disabled, dies or suffers a financial hardship.

             When a loan in default is repaid, a Contingent Deferred Sales Charge, if any, will be paid at the rate applicable under the Contract when the Annuitant received the loan.

             Until the Annuitant repays the loan, First SAFECO reserves the right to restrict the transfer of the Contract that would otherwise qualify as a Revenue Ruling 90-24 transfer or an Internal Revenue Code Section 1035 exchange. If the Annuitant requests a transfer of the Contract to another company and no distributable event has occurred, First SAFECO will keep that portion of the tax sheltered annuity account value still subject to its security interest, whether or not the outstanding loan balance is in default. The Annuitant will continue to make scheduled payments to First SAFECO to repay the loan or the loan will default.

             If a loan is outstanding when Annuity payments begin, the Contract Value will first be reduced by such outstanding loan balance plus accrued interest.

All other terms and conditions of the Contract remain unchanged.

                                   FIRST SAFECO NATIONAL LIFE INSURANCE COMPANY
                                   OF NEW YORK


                                   /s/  R.E. Zunker
                                   -------------------------------
                                   R.E. Zunker
                                   President

                                   ENDORSEMENT
                    Individual Retirement Annuity Endorsement

This Endorsement forms a part of the Contract to which it is attached. This Endorsement applies to a Contract issued under Section 408(k) of the Internal Revenue Code. In the case of a conflict with any provision in the Contract or Rider, the terms of this Endorsement will control. This Endorsement is effective upon issuance to the Owner.

SECTION A18, Owner, is amended to read as follows:

     Owner: The person named in the Application who has all rights under this Contract. The Annuitant shall be the Owner of this Contract.

SECTION B6, Misstatement of Age or Sex, is amended to read as follows:

     Misstatement of Age: First SAFECO may require proof of the age of the Annuitant before making any Life Annuity payment provided for by this Contract. If the age of the Annuitant has been misstated, the amount payable will be the amount that the Contract Value would have provided at the correct age.

     Once Annuity payments have begun, any underpayment will be made up in one sum with the next Annuity payment, with interest of 6%. Any overpayment will be deducted from future Annuity payments until the total is repaid, with interest of 6%.

SECTION B11, Assignment, is amended to read:

     Non-Assignment: To the extent permitted by law, this Contract and the benefits or payments under this Contract are not assignable or otherwise transferable. This Contract may be assigned for purposes of an Internal Revenue Code Section 1035 exchange.

SECTION B13, Exclusive Benefit, is added to the Contract:

     Exclusive Benefit: This Contract is established for the exclusive benefit of the Annuitant and Beneficiaries.

SECTION B14, Nonforfeitable, is added to the Contract:

     Nonforfeitable: The interest of the Annuitant in this Contract is nonforfeitable.

SECTION B15, Nontransferable, is added to the Contract:

     Nontransferable: This Contract is nontransferable by the Annuitant.

SECTION B16, Life Insurance Contracts, is added to the Contract:

     Life Insurance Contracts: No part of the Contract Value will be invested in life insurance contracts.

SECTION C6, Contribution Limit, is added to the Contract:

     Contribution Limit:

     (a) The annual contribution to the Contract may not exceed the lesser of 15% of Compensation or $30,000.

     (b) Compensation is defined in Internal Revenue Code Section 219(f) and the regulations thereunder as follows: Wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned

LPC - 615/NY  11/95
         income, as defined in Section 401(c)(2) of the Internal Revenue Code (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, IRC Section 401(c)(2) shall be applied as if the term "trade" or "business" for purposes of IRC Section 1402 included service described in Subsection (c)(6). Compensation does not include amounts derived from or received as earnings or profits from property (including but not limited to interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. Compensation shall include any amount includible in the individual's gross income under IRC Section 71 with respect to a divorce or separation instrument described in Subparagraph (A) of Section 71(b)(2).

SECTION E5, Death of Annuitant, is deleted.

SECTION E5, Minimum Distribution Rules, is added to the Contract:

     Minimum Distribution Rules: All Settlement Options and Systematic Withdrawal shall distribute the Contract Value pursuant to the Minimum Distribution Rules in Section 408(a)(6) or Section 408(b)(3) and Section 401(a)(9) of the Internal Revenue Code, including the minimum distribution incidental benefit requirement of Section 401(a)(9)(G) of the Internal Revenue Code and Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

     (a) Minimum Distribution Rules:

          (i) Required Beginning Date: Minimum Distributions must begin by the Annuitant's Required Beginning Date, defined as April 1 following the year the Annuitant reaches age 70 1 /2 . If the Annuitant has reached age 70 1 /2 as of the Contract Date, the Required Beginning Date is no later than the close of the taxable year following the taxable year during which the Contract is issued.

          (ii) Minimum Distribution Requirements: The Minimum Distributions must be in equal or substantially equal amounts, over:

               (I) The life of the Annuitant, or the lives of the Annuitant and the designated Beneficiary; or

               (II) A period not extending beyond the life expectancy of the
                    Annuitant, or the joint and last survivor expectancy of the Annuitant and the designated Beneficiary.

          (iii)Minimum Amounts to be Distributed: If the Annuitant's entire Contract Value is to be distributed in other than a lump sum, then the amount to be distributed each year (commencing with the first calendar year for which distributions are required to begin and for each calendar year thereafter) must be at least an amount equal to the quotient obtained by dividing the Contract Value by the lesser of (1) the applicable life expectancy of the Annuitant or (2) if the Annuitant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Question and Answer 4 or Question and Answer 5, as applicable, of Proposed Income Tax Regulation 1.401(a)(9)-2. Payments must be made in periodic payments of intervals no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in Question and Answer F-3 of Proposed Income Tax Regulation 1.401(a)(9)-1. Distributions after the death of the Annuitant shall be calculated using the applicable life expectancy as the relevant divisor without regard to Proposed Regulation 1.401(a)(9)-2.

     (b) Life Expectancy: The Annuitant and a designated Beneficiary who is the spouse of a deceased Annuitant may elect whether or not to recalculate life expectancy. Life expectancy may be recalculated no more frequently than annually. This election is irrevocable and shall apply to all subsequent years. It must be made by written notice to First SAFECO at its Home Office no later than the Required Beginning Date. If an election is not made, life expectancy for the Annuitant and a designated Beneficiary who is a spouse will be recalculated. Under the non-recalculation method benefits are provided for a specific number of years and may terminate prior to the Annuitant's or Beneficiary's death.

          The life expectancy of a non-spouse Beneficiary may not be recalculated. Life expectancy will be calculated using the attained age of such Beneficiary during the calendar year in which distributions are required to begin, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

          Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples contained in Tables V and VI,
          Section 1.72-9 of the Income Tax Regulations.

     (c) Annuitant's Death Prior to Required Beginning Date: If the Annuitant dies before distributions are considered to have commenced, the Contract Value must be distributed according to one of the following options:

          (i) The entire Contract Value remaining must be distributed by December 31 of the year which contains the fifth anniversary of the Annuitant's death; or

          (ii) Unless the Annuitant or Beneficiary has elected (i), the entire Contract Value must be distributed over a period not extending beyond a designated Beneficiary's life or life expectancy in substantially equal installments.

               Under this option a non-spouse Beneficiary must begin distributions no later than December 31 of the calendar year immediately following the calendar year of the Annuitant's death. The Beneficiary may elect at any time to receive greater payments.

               A surviving spouse may elect, no later than the earlier of December 31 of the calendar year containing the fifth anniversary of the Annuitant's death or the date distributions are required to begin, to receive equal or substantially equal payments over the life or life expectancy of the surviving spouse commencing at any date prior to the later of (1) December 31 of the calendar year immediately following the calendar year in which the Annuitant died and (2) December 31 of the calendar year in which the Annuitant would have attained age 70 1/2. The surviving spouse may increase the frequency or amount of such payments at any time.

               A surviving spouse may also elect to treat the Contract as the spouse's own, and then delay distributions until the 1st of April following the calendar year in which the spouse reaches age
               70 1/2 if that date is later than the Annuitant's death or the date the Annuitant would have reached age 70 1/2. Such election is considered made if:

               (I) Amounts required to be distributed on the Annuitant's death have not been distributed from the Contract;

               (II) A regular IRA contribution or rollover contribution is made to the Contract;

               (III) A rollover is made from the Contract; or

               (IV)  The spouse fails to make another election.

     (d) Annuitant's Death On or After Required Beginning Date: If the Annuitant dies on or after the date distributions are considered to have commenced, payment to the designated Beneficiary must continue at least as rapidly as the method in effect prior to the Annuitant's death.

SECTION E6, Death of Owner Prior to Annuity Date, is deleted.

SECTION E6, Minimum Guaranteed Death Benefit on Death of Annuitant Prior to Annuity Date, is added to the Contract:

     (a) The Minimum Guaranteed Death Benefit: The initial Minimum Guaranteed Death Benefit shall be equal to the initial Net Purchase Payment. Additional Net Purchase Payments are added to the Minimum Guaranteed Death Benefit. The Minimum Guaranteed Death Benefit will be adjusted after any Withdrawal by multiplying it by the ratio of the Contract Value after the Withdrawal to the Contract Value before the Withdrawal. The Minimum Guaranteed Death Benefit shall be redetermined on each Eight Year Contract Anniversary by taking the greater of the Contract Value on that Eight Year Contract Anniversary or the previous Minimum Guaranteed Death Benefit. The Minimum Guaranteed Death Benefit shall subsequently be increased for additional Net Purchase Payments and adjusted after any Withdrawals in the same manner as the initial Minimum Guaranteed Death Benefit is adjusted. After the Annuitant's death, the Minimum Guaranteed Death Benefit will be reduced dollar for dollar by any Withdrawals.

     (b) Death Benefit Options: Upon the death of the Annuitant prior to the Annuity Date, the Beneficiary may elect a Settlement Option or to receive a single lump sum payment.

     (c)  Death Benefit (Prior to age 72)

          If the Annuitant dies prior to age 72 and before the Annuity Date, and provided that the Beneficiary provides due proof of death in a form satisfactory to First SAFECO and has elected a Death Benefit Option within six (6) months of the date of death, the amount of the Death Benefit will be the greater of:

          (i) the Contract Value on the date of election of a Death Benefit Option by the Beneficiary; or

          (ii) the Minimum Guaranteed Death Benefit.

     (d)  Death Benefit (On or After age 72)

          If the Owner dies on or after age 72 and before a Settlement Option has commenced, and provided that the Beneficiary provides due proof of death in a form satisfactory to First SAFECO and has elected a Death Benefit Option within six (6) months of the date of death, the amount of the Death Benefit will be the greater of:

          (i) the Contract Value on the date of election of a Death Benefit Option by the Beneficiary; or

          (ii) the Minimum Guaranteed Death Benefit established on the last Eight Year Contract Anniversary preceding the Annuitant's 72nd birthday, adjusted for any Net Purchase Payments received or Withdrawals taken since that Eight Year Contract Anniversary.

     (e) Death Benefit (Death Notification or Death Benefit Option election more than Six Months after Date of Death).

          If notification of death or election of a Death Benefit Option occurs after the six-month anniversary of the date of death, the death benefit will be the Contract Value on the date of election of a Death Benefit Option determined as follows: the Contract Value calculated as of the six-month anniversary of the date of death will be compared with the last calculated Minimum Guaranteed Death Benefit to determine if additional funds are required to be added by First SAFECO to equal such Minimum Guaranteed Death Benefit. First SAFECO will supplement any deficiency in Contract Value, such that Contract Value will equal the Minimum Guaranteed Death Benefit. Thereafter, until the date of election of a Death Benefit Option, the Contract Value attributable to First SAFECO's contribution will be guaranteed and interest paid thereon at prevailing money market rates; the portion of Contract Value existing on the six-month anniversary of the date of death will be subject to adjustment reflecting the investment experience for the period from the six-month anniversary to the election of a Death Benefit Option. In addition, the amount of the death benefit will be reduced dollar for dollar by any Withdrawal after the Annuitant's death.

SECTION E7, Death of Owner After Annuity Date, is deleted.

SECTION E14, Commencement of Minimum Distributions, is added to the Contract:
        Commencement of Minimum Distributions:

     (a) Minimum Distributions will commence no later than April 1 following the year in which the Annuitant attains age 70 1/2, unless the Annuitant sends written notice to First SAFECO that the minimum distributions for this Contract will be taken from another IRA and requests that distributions not be taken from this Contract.

          An individual may satisfy the minimum distribution requirements under Sections 408(a)(6) and 408(b)(3) of the Internal Revenue Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the owner of two or more IRAs may use the 'alternative method' described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

     (b) If First SAFECO has not received written notice prior to March 1 following the year in which the Annuitant attains age 70 1/2:

         (i) If designated Beneficiary information has been provided to First SAFECO, First SAFECO will make the Required Minimum Distributions based on joint life expectancy with recalculation of life expectancy under a Systematic Withdrawal program and in accordance with the Minimum Distribution Rules in Section 401(a)(9) of the Internal Revenue Code.

         (ii) If designated Beneficiary information has not been provided to First SAFECO, First SAFECO will make the Required Minimum Distributions based on single life expectancy with recalculation of life expectancy under a Systematic Withdrawal program and in accordance with the Minimum Distribution Rules in Section 401(a)(9) of the Internal Revenue Code.

SECTION G7, Taxes, is amended to read as follows:

Taxes: First SAFECO reserves the right to deduct premium taxes or other taxes levied by any governmental entity which First SAFECO, in its sole discretion, determines have resulted from the establishment or maintenance of this Contract or any portion of this Contract, the receipt by First SAFECO of Purchase Payments or Annuity premium payments, or the commencement of Annuity payments. If First SAFECO exercises this right the Sub-Account from which the taxes will be deducted will be determined by the hierarchical order of the Sub-Accounts as listed on the Contract Data Page.

SECTION H, Annuity Purchase Rate Table, is amended to read as follows:

H1 Mortality Tables Used: The rates in the Variable Annuity Purchase Rate Table are based upon the 1983a Mortality Table Projected 20 Years with Projection Scale G; 50% Male and 50% Female. An age setback of one year will be used if the Annuity payment begins in the year 2000-2009, two years if the Annuity payment begins in the year 2010-2019, and an additional one year setback for each additional ten years. The effective interest rate assumed in the Variable Annuity Purchase Rate Table is 4%.

H2 Variable Annuity Purchase Rate Table:

           CONSIDERATION REQUIRED TO PURCHASE $1 OF MONTHLY ANNUITY *

                                  UNISEX RATES




                           LIFE
                          ANNUITY      JOINT & SURVIVOR ANNUITY**
AGE OF         LIFE      120-MONTHS        100%            50%
ANNUITANT    ANNUITY      CERTAIN        ANNUITY         ANNUITY
---------  ----------   ----------     ----------     ----------

55         $   208.85   $   210.55     $   233.18     $   221.02
56             205.59       207.42         230.40         218.00
57             202.23       204.22         227.53         214.88
58             198.76       200.94         224.55         211.66
59             195.20       197.58         221.47         208.34
60             191.54       194.16         218.29         204.91
61             187.79       190.67         215.00         201.39
62             183.95       187.12         211.61         197.78
63             180.01       183.53         208.11         194.06
64             176.00       179.88         204.51         190.25
65             171.91       176.20         200.80         186.36
66             167.75       172.50         197.00         182.38
67             163.53       168.77         193.09         178.31
68             159.25       165.04         189.08         174.16
69             154.90       161.31         184.98         169.94
70             150.50       157.59         180.77         165.64
71             146.05       153.89         176.48         161.26
72             141.55       150.23         172.10         156.82
73             137.02       146.62         167.63         152.32
74             132.46       143.09         163.09         147.78
75             127.90       139.63         158.49         143.19

* The consideration shown refers to the net value used to purchase an Annuity, after premium taxes or other applicable charges are deducted.

** Annuitant and Co-Annuitant are assumed to be the same age.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation.

Consideration for ages or combination of lives not shown will be furnished by First SAFECO upon request.

SECTION I8, Mortality Tables Used, is amended to read as follows:

     Mortality Tables Used: The rates in the Fixed Annuity Purchase Rate Table are based upon the 1983a Mortality Table Projected 20 Years with Projection Scale G; 50% Male and 50% Female. The effective interest rate assumed in the Fixed Annuity Purchase Rate Table is 3%.

SECTION I8, Fixed Annuity Purchase Rate Table, is amended to read as follows:

                        Fixed Annuity Purchase Rate Table

            CONSIDERATION REQUIRED TO PURCHASE $1 OF MONTHLY ANNUITY*

                                  UNISEX RATES



                                  LIFE             JOINT & SURVIVOR ANNUITY**
                                  ANNUITY
AGE OF           LIFE             10-YEARS            100%             50%
ANNUITANT        ANNUITY          CERTAIN            ANNUITY        ANNUITY
---------      ----------       ----------         ----------       ----------

   55          $   236.33       $   238.26       $   267.87       $   252.10
   56              231.98           234.07           263.96           247.97
   57              227.55           229.82           259.98           243.77
   58              223.04           225.49           255.83           239.44
   59              218.43           221.11           251.58           235.01
   60              213.73           216.66           247.23           230.48
   61              208.95           212.15           242.77           225.86
   62              204.08           207.60           238.20           221.14
   63              199.13           203.02           233.54           216.33
   64              194.11           198.41           228.77           211.44
   65              189.04           193.78           223.91           206.47
   66              183.90           189.14           218.95           201.43
   67              178.71           184.51           213.91           196.31
   68              173.48           179.90           208.77           191.12
   69              168.20           175.32           203.55           185.87
   70              162.88           170.77           198.24           180.56
   71              157.59           166.32           192.99           175.29
   72              152.29           161.93           187.69           169.99
   73              146.98           157.62           182.22           164.60
   74              141.67           153.42           176.70           159.19
   75              136.38           149.34           171.13           153.75

 * The consideration shown refers to the net value used to purchase an Annuity, after premium taxes or other applicable charges are deducted. For example, it would cost $189,040 for an Annuitant age 65 to receive a Fixed Life Annuity which provides a monthly income of $1,000.

** Annuitant and Co-Annuitant are assumed to be the same age.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation.

Consideration for ages or combination of lives not shown will be furnished by First SAFECO upon request.

All other terms and conditions of the Contract remain unchanged.

                                 FIRST SAFECO NATIONAL LIFE INSURANCE COMPANY
                                 OF NEW YORK



                                 /s/ RE Zunker
                                 -------------------------------
                                 R.E. Zunker
                                 President